EXHIBIT 23.1

                    Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, file number 333-94089, of our report dated April 6, 2000, relating to the financial statements of Fleetclean Systems, Inc. appearing in the Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

McManus & Co., P.C.
Morris Plains, New Jersey
April 14, 2000